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                                                                    Exhibit 10.2

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Second Amendment"), is effective as of the 10th day of September, 2002, by and between CellStar Ltd. (the "Employer"), CellStar Corporation, a Delaware corporation and parent company of Employer ("Parent"), and Robert Kaiser (the "Employee").

         WHEREAS, the parties hereto are parties to that one certain Employment Agreement effective as of December 12, 2001, as amended by that one certain First Amendment to Employment Agreement effective as of April 2, 2002 (such Employment Agreement and First Amendment being hereinafter collectively referred to as the "Employment Agreement"); and

         WHEREAS, under the terms of the Employment Agreement, the Employer has agreed to consider Employee for the position of President of the Company's North American Region; and

         WHEREAS, the Employment Agreement further provides that Employer will pay to Employee the amount of $700,000 in the event Employee has not been named as Senior Vice President of the Parent and President of the Employer's North American Region on or before September 1, 2002; and

         WHEREAS, the parties recognize that Mr. Kaiser's continued service in the role of Chief Financial Officer through the filing of the Company's Form 10K is essential; and

         WHEREAS, the parties have agreed to further amend the Employment Agreement as set forth herein and as of the date approved by the Board of Directors.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         1. Upon the execution of this amendment, Employer shall pay the amount of $200,000 to Employee in consideration for Employee's agreement to amend the Employment Agreement as set forth in Section 2 below.

         2. Section 1.3(a) of the Employment Agreement is hereby amended and restated as follows:

         (a) Position. During the Term, the Employee shall serve as Senior Vice President and Chief Financial Officer of Employer, with authority, duties and responsibilities consistent with such position, and shall perform such other services for Employer, Parent and their affiliated entities consistent with such position as may be reasonably assigned to him from time to time by the Chief Executive Officer and/or the boards of directors of Employer and/or Parent. It is

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         specifically understood that, over time, Employee desires to assume greater responsibility for business operations, particularly in the Employer's North American Region. In this regard, Employee has agreed to serve as Senior Vice President and Chief Financial Officer of Employer so long as Employer agrees to consider Employee for the position of President of the Company's North American Region. To demonstrate its willingness to do so, Employer agrees to pay to Employee the amount of $500,000 in the event Employee has not been named as Senior Vice President of the Parent and President of the Employer's North American Region on or before March 1, 2003; provided, however, that the parties may extend such period for an additional ninety (90) days by mutual written agreement. During the Term, Employee shall, if so elected or appointed, also accept election or appointment, and serve, as an officer and/or director of Employer or any of its affiliated entities and perform the duties appropriate thereto, without additional compensation other than as set forth herein. Employee's actions hereunder shall at all times be subject to the direction of the Chief Executive Officer and the boards of directors of Employer and Parent.

         3. The parties hereby agree that, although this Second Amendment is effective following the date by which payment would have been due under the terms of the First Amendment, no default or liability has accrued.

         4. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Employment Agreement and except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Employment Agreement are ratified and confirms and shall continue in full force and effect.

         5. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         6. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

      [The remainder of this page intentionally left blank; signature page follows.]

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         IN WITNESS WHEREOF, the Employer and Parent have caused this Second
Amendment to be executed by their officer/general partner thereunto duly authorized, and Employee has signed this Second Amendment, as of the date first set forth above.

                                   CELLSTAR LTD.
                                   By:     National Auto Center, Inc.
                                           General Partner


                                   By: /s/ Terry S. Parker
                                      ------------------------------------------

                                           Terry S. Parker
                                           Chief Executive Officer



                                   CELLSTAR CORPORATION


                                   By: /s/ Terry S. Parker
                                      ------------------------------------------

                                           Terry S. Parker
                                           Chief Executive Officer



                                   /s/ Robert Kaiser
                                   ---------------------------------------------
                                   Robert Kaiser

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